Exhibit 10.8
GENESIS MICROCHIP INCORPORATED
2000 NONSTATUTORY STOCK OPTION PLAN
As amended on June 8, 2007
     1. Purposes of the Plan. The purposes of this Nonstatutory Stock Option Plan are:
•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Consultants and Directors, and

•	to promote the success of the Company’s business.
          Options granted under the Plan will be Nonstatutory Stock Options. Stock Appreciation Rights may also be granted under the Plan.
     2. Definitions. As used herein, the following definitions shall apply:
          (a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.
          (b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Appreciation Rights are, or will be, granted under the Plan.
          (c) “Award” means individually or collectively, a grant under the Plan of Options or Stock Appreciation Rights.
          (d) “Award Agreement” means an agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including an Option Agreement. The Award Agreement is subject to the terms and conditions of the Plan.
          (e) “Board” means the Board of Directors of the Company.
          (f) “Code” means the Internal Revenue Code of 1986, as amended.
          (g) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.
          (h) “Common Stock” means the Common Stock of the Company.
          (i) “Company” means Genesis Microchip Incorporated.

          (j) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
          (k) “Director” means a member of the Board.
          (l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
          (m) “Employee” means any person, including Officers, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
          (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.
          (p) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award grant. The Notice of Grant is part of the Award Agreement.
          (q) “Option” means a nonstatutory stock option granted pursuant to the Plan, that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (r) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.
          (s) “Optioned Stock” means the Common Stock subject to an Option.
          (t) “Optionee” means the holder of an outstanding Award granted under the Plan.
          (u) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
          (v) “Plan” means this 2000 Nonstatutory Stock Option Plan.
          (w) “Service Provider” means an Employee, Consultant or Director.
          (x) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.
          (y) “Stock Appreciation Right” or “SAR” means an Award granted to a Service Provider pursuant to Section 11.
          (z) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
     3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 1,500,000 Shares plus an annual increase to be added on the first day of each fiscal year equal to the least of (i) 2,000,000 Shares, (ii) 3.5% of the outstanding Shares on such date or (iii) an amount determined by the Board. Subject to applicable law, the Shares may be authorized, but unissued, or reacquired Shares.
          If an Award expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the Plan.
     4. Administration of the Plan.
          (a) Administration. The Plan shall be administered by (i) the Board or (ii) a Committee, which Committee shall be constituted to satisfy Applicable Laws.
          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
               (i) to determine the Fair Market Value of the Common Stock;

               (ii) to select the Service Providers to whom Awards may be granted hereunder;
               (iii) to determine whether and to what extent Awards are granted hereunder;
               (iv) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;
               (v) to approve forms of agreement for use under the Plan, including the ability to approve forms of agreement allowing for early exercise of stock options prior to vesting, subject to the Optionee entering into a form of restricted stock purchase agreement;
               (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
               (vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;
               (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
               (ix) to modify or amend each Award (subject to Section 15(b) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;
               (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
               (xi) to determine the terms and restrictions applicable to Awards;
               (xii) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld (but not more than the amount required to be withheld). The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and
               (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Awards.
     5. Eligibility. Awards may be granted to Service Providers.
     6. Limitation. Neither the Plan nor any Award shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.
     7. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for ten (10) years, unless sooner terminated under Section 15 of the Plan.
     8. Term of Option. The term of each Option shall be stated in the Option Agreement.
     9. Option Exercise Price and Consideration.
          (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator.
          (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.
          (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:
               (i) cash;
               (ii) check;
               (iii) promissory note;
               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
               (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;
               (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or
               (vii) any combination of the foregoing methods of payment.

     10. Exercise of Option.
          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.
               An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.
               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
          (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Option Agreement, and only to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
          (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
          (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
     11. Stock Appreciation Rights
          (a) Grant of SARs. SARs may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion.
          (b) Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Optionee.
          (c) Exercise Price and other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of an SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant.
          (d) SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.
          (e) Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 10(b), (c) and (d) also shall apply to SARs.
          (f) Payment upon Exercise of SAR. At the discretion of the Administrator, payment for an SAR may be in cash, in Shares of equivalent value or in a combination thereof.
          (g) Payment of SAR Amount. Upon exercise of an SAR, an Optionee shall be entitled to receive payment from the Company in an amount determined by multiplying:
               (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

               (ii) the number of Shares with respect to which the SAR is exercised
     12. Transferability of Awards. During the lifetime of the Optionee, an Award shall be exercisable only by the Optionee or the Optionee’s guardian, legal representative or permitted transferees. Except as specified below, no Award shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. At the sole discretion of the Administrator, and subject to such terms and conditions as the Administrator deems advisable, the Administrator may allow, by means of a writing to the Optionee, for all or part of an Award to be assigned or transferred, during an Optionee’s lifetime, to a member of the Optionee’s immediate family or to a trust, LLC or partnership for the benefit of any one or more members of such Optionee’s immediate family. “Immediate family” as used herein means the spouse, lineal descendants, father, mother, brothers and sisters of the Optionee. In such case, the transferee shall receive and hold the Award subject to the provisions of this Section 12, and there shall be no further assignation or transfer of the Award. The terms of Awards granted hereunder shall be binding upon the transferees, purchasers, executors, administrators, heirs, successors and assigns of the Optionee.
     13. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Corporate Reorganization.
          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.
          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Shares subject to such Award, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

          (c) Merger, Asset Sale or Corporate Reorganization. In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation; (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (3) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged (other than pursuant to a transaction effected solely for the purpose of changing the situs of the Company’s incorporation, e.g. from California to Delaware), then to the extent permitted by applicable law the Awards and any restricted stock subject thereto shall become 100% vested and exercisable for a period of at least ten (10) days prior to the closing of such transaction, and such Awards shall be terminated if not exercised prior to the closing of such transaction.
               Notwithstanding the foregoing, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award granted after October 16, 2001, shall be assumed or an equivalent award or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for such Award, the Optionee shall fully vest in and have the right to exercise all of his or her outstanding Awards, including Shares subject to such Awards that would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Award shall be fully vested and exercisable for a period of twenty (20) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether shares, cash, or other securities or property) received in the merger or sale of assets by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common shares of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to such Award, to be solely common shares of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Shares in the merger or sale of assets.
          (d) Outside Director Awards. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, a non-Employee Director who is an Optionee shall fully vest in and have the right to exercise the Award as to all of the Shares subject to the Award, including Shares that would not otherwise be vested or exercisable, and any Shares purchased upon exercise of an Award granted to a non-Employee Director shall vest and any Company repurchase option or right with respect thereto shall lapse.
     14. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.
     15. Amendment and Termination of the Plan.
          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
          (b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.
     16. Conditions Upon Issuance of Shares.
          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
          (b) Investment Representations. As a condition to the exercise of an Award the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
     17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.